Exhibit 10.6

Name:	[●]
Number of Shares of Stock subject to Stock Option:	[●]
Exercise Price Per Share:	[●]
Date of Grant:	[●]

TRINSEO S.A.

2014 OMNIBUS INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by Trinseo S.A. (the “Company”) to the undersigned (the “Optionee”) pursuant to and subject to the terms of the Trinseo S.A. 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

1.        Grant of Stock Option.  The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by or service to the Company and its qualifying subsidiaries.  For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

The grant of the Stock Option is a one-time benefit and does not create any contractual or other right for the Optionee to receive a grant of stock options or benefits in lieu of stock options in the future.

2.        Meaning of Certain Terms.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

3.        Vesting; Method of Exercise; Treatment of the Stock Option Upon Termination of Employment.

(a)       Vesting.  As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option (or any portion thereof) means that the Stock Option is then exercisable, subject in each case to the terms of the Plan.  Unless earlier terminated, forfeited, relinquished or expired, the Stock Option shall vest as to one-third (1/3) of the Shares subject to the Stock Option on each of the first, second and third anniversaries of the Date of Grant (each, a “vesting anniversary date” and the third anniversary of the Date of Grant, the “final vesting anniversary date”).  The number of Shares that vest on any of the foregoing dates will be rounded down to the nearest whole Share, with the Stock Option becoming vested as to 100% of the Shares on the final vesting anniversary date.  Notwithstanding the foregoing, Shares subject to the Stock Option shall not vest on any vesting anniversary date unless the Optionee has remained in continuous Employment from the Date of Grant through such vesting anniversary date.

(b)       Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing or by electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the Optionee or a transferee (if permitted by the Administrator), if any (or in such other form as is acceptable to the Administrator).  Each such exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan, including, for the avoidance of doubt to the extent required by Luxembourg law, the payment by the Optionee to the Company of an additional amount in cash equal to the aggregate par value of the shares of Stock to be delivered in respect of the portion of the Stock Option so exercised at the time of the exercise of the Stock Option.  The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) to the extent permitted by the Administrator, through a broker-assisted cashless exercise program acceptable to the Administrator, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment.  In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of such person to exercise the Stock Option and compliance with applicable securities laws.  The latest date on which the Stock Option or any portion thereof may be exercised will be the 9th anniversary of the Date of Grant (the “Final Exercise Date”); provided,  however, if at such time the Optionee is prohibited by applicable law or written Company policy applicable to similarly situated employees from engaging in any open-market sales of Stock, the Final Exercise Date will be automatically extended to thirty (30) days following the date the Optionee is no longer prohibited from engaging in such open-market sales.  If the Stock Option is not exercised by the Final Exercise Date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)       Treatment of the Stock Option Upon Termination of Employment.  Except as provided in clauses (i)-(iv) below and Section 3(d) of this Agreement, if the Optionee’s Employment terminates, the Stock Option, to the extent not already vested, will be immediately forfeited upon such termination.   Following termination of the Optionee’s Employment, any vested portion of the Stock Option that is then outstanding, including for the avoidance of doubt any portion of the Stock Option that vests as provided in clauses (ii)-(iv) below or Section 3(d) of this Agreement, will be treated as follows:

(i)        General.  Subject to clauses (ii) through (v) below and Sections 3(d) and 4 of this Agreement, the Stock Option, to the extent vested immediately prior to the termination of the Optionee’s Employment, will remain exercisable until the earlier of (A) the date that is three months following the date of such termination of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(i) will thereupon immediately terminate.

(ii)       Retirement.  Subject to clause (v) below and Section 4 of this Agreement, if the Optionee’s Employment terminates due to the Optionee’s Retirement (as defined below), the Stock Option, to the extent then unvested, will not terminate and will remain outstanding and eligible to vest in accordance with the provisions of Section 3(a) hereof as if the Optionee had remained in continuous Employment through each vesting anniversary date.  Any portion of the Stock Option that vests in accordance with this Section 3(c)(ii), together with the portion of the Stock Option, if any, that was vested as of immediately prior to the termination of the Optionee’s Employment due to the Optionee’s Retirement, will remain exercisable until the earlier of (A) five (5) years following the date of such termination of employment and, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(ii) will thereupon immediately terminate.  For purposes hereunder, “Retirement” means a retirement from active Employment after the Optionee has attained age fifty-five (55) with at least ten (10) years of continuous service with the Company, or its predecessor entity, The Dow Chemical Company, or any of its subsidiaries, or as defined in the Optionee's employment or other agreement with the Company.

(iii)      Death; Permanent Disability.  Subject to clause (v) below and Section 4 of this Agreement, if the Optionee’s Employment is terminated due to his or her death or by the Company due to his or her Permanent Disability, the Stock Option, to the extent then unvested, shall immediately vest as to all of the then unvested Shares.  Any portion of the Stock Option that vests in accordance with this Section 3(c)(iii), together with the portion of the Stock

Option, if any, that was vested as of immediately prior to the termination of the Optionee’s Employment due to his or her death or by the Company due to his or her Permanent Disability, will remain exercisable until the earlier of (A) the first anniversary of the Optionee’s death or the first anniversary of the date the Optionee’s Employment is terminated due to his or her Permanent Disability, as applicable or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(iii) will thereupon immediately terminate.

(iv)      By the Company Other than For Cause.  Subject to clause (v) below and Sections 3(d) and 4 of this Agreement, if the Optionee’s Employment is terminated by the Company other than for Cause in connection with a restructuring or redundancy, as determined by the Company, the Stock Option, to the extent then unvested, will not terminate and will remain outstanding and eligible to vest in accordance with the provisions of Section 3(a) hereof as if the Optionee had remained in continuous Employment with the Company through each vesting anniversary date.  Any Stock Option that vests in accordance with this Section 3(c)(iv), together with the portion of the Stock Option, if any, that was vested as of immediately prior to the termination of the Optionee’s Employment, will remain exercisable until the earlier of (A) the later of (i) three months following the date of such termination of employment and (ii) the date that is three months following the final vesting anniversary date or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(iv) will thereupon immediately terminate.

(v)       For Cause.  If the Optionee’s Employment is terminated by the Company or its subsidiaries in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or such termination occurs in circumstances that in the determination of the Administrator would have entitled the Company or its subsidiaries to terminate the Optionee’s Employment for Cause, the Stock Option (whether or not vested) will immediately terminate and be forfeited upon such termination.

(d)       Treatment of the Stock Option Following a Change in Control.  If, within the twenty-four (24)-month period following the occurrence of a Change in Control (as defined below), the Optionee’s Employment is terminated by the Company other than for Cause, upon such termination and in lieu of the treatment provided for in Section 3(c)(iv) above, the Stock Option, to the extent then outstanding and unvested, shall immediately vest as to all of the then unvested Shares.  Any Stock Option that vests in accordance with this Section 3(d), together with the portion of the Stock Option, if any, that was vested as of immediately prior to the termination of the Optionee’s

Employment, will remain exercisable until the earlier of (A) the date that is six months following the date of the Optionee’s termination of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(d) will thereupon immediately terminate.

(i)        For purposes of this Agreement, “Change in Control” means the first to occur of any of the following events:

(A)      an event in which any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (I) the Company, (II) any subsidiary of the Company, (III) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, and (IV) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(B)      the consummation of the merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (A) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing 50% or more of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(C)      the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

4.         Forfeiture; Recovery of Compensation.

(a)       The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)       By accepting the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any transferee permitted by the Administrator of the Stock Option, under the Stock Option, including to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence shall be construed as limiting the general application of Section 8 of this Agreement.

5.         Transfer of Stock Option.  The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6.         Responsibility for Taxes & Withholding.  Regardless of any action the Company or any of its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or any of its Affiliates.  The Optionee further acknowledges that the Company and/or its Affiliates (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect to the Stock Option, including, but not limited to, the grant, vesting or exercise of the Stock Option, the transfer of Stock upon exercise of the Stock Option, the subsequent sale of Stock acquired pursuant to such transfer and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Optionee becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Optionee acknowledges that Company and/or its Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or its Affiliates to satisfy all Tax-Related Items.  In this regard, the Optionee authorizes the Company and/or its Affiliates, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)    withholding from the Optionee’s wages/salary or other cash compensation paid to the Optionee by the Company and/or its Affiliates; or

(ii)   withholding from proceeds of the Stock acquired upon exercise of the Stock Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee's behalf pursuant to this authorization); or

(iii)  withholding in Stock to be transferred upon exercise of the Stock Option provided, however, that if the Optionee is a Section 16 officer of the Company under the U.S. Securities and Exchange Act of 1934, as amended, then the Company will withhold in shares of Stock upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) above.

To avoid negative accounting treatment, the Company and/or its Affiliates may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Stock, for tax purposes, the Optionee is deemed to have been transferred the full number of shares of Stock attributable to the Stock Option at exercise, notwithstanding that a number of share are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

The Optionee shall pay to the Company and/or its Affiliates any amount of Tax-Related Items that the Company and/or its Affiliates may be required to withhold or account for as a result of the Optionee’s participation in the Plan that will not for any reason be satisfied by the means previously described. The Company may refuse to transfer the Stock or the proceeds of the sale of Stock if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

By accepting this grant of Stock Option, the Optionee expressly consents to the methods of withholding Tax-Related Items by the Company and/or its Affiliates as set forth herein, including the withholding of Stock and the withholding from the Optionee’s wages/salary or other amounts payable to the Optionee.  All other Tax-Related Items related to the Stock Option and any Stock transferred in satisfaction thereof are the Optionee’s sole responsibility.

7.         Effect on Employment.  Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

8.         Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished to the Optionee.  By acceptance of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement.

In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

9.         Acknowledgements.  The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

10.       Authorization to Release and Transfer Necessary Personal Information.  The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and the Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the Company and the Affiliates may hold certain personal information about the Optionee including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Stock Options and/or Stock held and the details of all Stock Options or any other entitlement to Stock awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Optionee’s participation in the Plan (the “Data”).  The Optionee understands that the Data may be transferred to the Company or any of the Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that any recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country.  The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of the Stock Option under the Plan or with whom Stock acquired pursuant to the exercise of the Stock Option or cash from the sale of such Stock may be deposited.  Furthermore, the Optionee acknowledges and understands that the transfer of the Data to the Company or the Affiliates or to any third parties is necessary for his or her participation in the Plan.  The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  The Optionee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing.  The Optionee further acknowledges that withdrawal of consent may affect his or her ability to vest in, exercise or realize benefits from the Stock Option, and his or her ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

11.       Electronic Delivery and Execution.  The Optionee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered under the Plan. The Optionee understands that, unless revoked by the Optionee by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Optionee also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Optionee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature. The Optionee consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.

12.       Appendix.  Notwithstanding any provision of the Agreement to the contrary, this Stock Option grant and the Stock acquired under the Plan shall be subject to any and all special terms and provisions as set forth in the Appendix, if any, for the Optionee’s country of residence (and country of employment, if different).

13.       Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

TRINSEO S.A.

By:
Name:	Christopher D. Pappas
Title:	President and Chief Executive Officer

Dated:	[DATE]

Acknowledged and Agreed:

By
[Optionee’s Name]

Signature Page to Non-Statutory Stock Option Agreement

COUNTRY APPENDIX

ADDITIONAL TERMS AND CONDITIONS TO NON-STATUTORY STOCK OPTION AGREEMENT

This Country Appendix (“Appendix”) includes the following additional terms and conditions that govern the Optionee’s Stock Option for all Optionees that reside and/or work outside of the United States.

Notifications

This Country Appendix also includes information regarding exchange controls and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2017.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Optionee does not rely on the information in this Country Appendix as the only source of information relating to the consequences of the Optionee’s participation in the Plan, because the information may be out of date at the time that the Stock Option or portions thereof vest, or Stock is transferred upon exercise of the Stock Option, or the Optionee sells any Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation, and none of the Company, its Affiliates, nor the Administrator is in a position to assure the Optionee of a particular result.  Accordingly, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee’s country of residence and/or work may apply to the Optionee’s situation.

Finally, if the Optionee transfers employment after the Grant Date, or is considered a resident of another country for local law purposes following the Grant Date, the notifications contained herein may not be applicable to the Optionee, and the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Optionee.

Terms and Conditions Applicable to All Non-U.S. Jurisdictions

English Language.  The Optionee acknowledges and agrees that it is the Optionee’s express intent that this Agreement, the Plan and all other documents, rules, procedures, forms, notices and legal proceedings entered into, given or instituted pursuant to the Stock Option, be drawn up in English.  If the Optionee has received this Agreement, the Plan or any other rules, procedures, forms or documents related to the Stock Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Repatriation; Compliance with Laws; Insider Trading.  The Optionee agrees, as a condition of the grant of the Stock Option, to repatriate all payments attributable to the Stock Option and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Stock acquired pursuant to the Agreement) in accordance with all foreign exchange rules and regulations applicable to the Optionee.  The Company and the Administrator reserve the right to impose other requirements on the Optionee’s participation in the Plan, on the Stock Option and on any Stock acquired or cash payments made pursuant to the Agreement, to the extent the Company, its Affiliates or the Administrator determines it is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.  Further, the Optionee agrees to take any and all actions as may be required to comply with the Optionee’s personal legal and tax obligations under all laws, rules and regulations applicable to the Optionee. Finally, depending on Optionee's country of residence, Optionee may be subject to insider trading restrictions or market abuse laws, which may affect Optionee's ability to acquire or sell Stock or rights to Stock (e.g., stock options) under the Plan during such times as Optionee is considered to have “inside information” regarding the Company (as defined by the laws in the Grantee's country).  Any restrictions under these insider trading or market abuse laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Neither the Company, nor its Affiliates will be liable for any fines or penalties that Optionee may incur as a result of Optionee's failure to comply with any applicable laws.  Optionee should be aware that securities, exchange control, insider trading and other laws may change frequently and often without notice.  Optionee is hereby advised to confirm the legal obligations that may arise from Optionee's participation in the Plan with a qualified advisor.

Commercial Relationship.  The Optionee expressly recognizes that the Optionee’s participation in the Plan and the Company’s Stock Option grant does not constitute an employment relationship between the Optionee and the Company.  The Optionee has been granted a Stock Option as a consequence of the commercial relationship between the Company and the Company’s Affiliate that employs the Optionee, and the Company’s Affiliate the Optionee’s sole employer.  Based on the foregoing, (a) the Optionee expressly recognizes the Plan and the benefits the Optionee may derive from participation in the Plan do not establish any rights between the Optionee and the Affiliate that employs the Optionee, (b) the Plan and the benefits the Optionee may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Affiliate that employs the Optionee, and (c) any modifications or amendments of the Plan by the Company or the Administrator, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with the Affiliate that employs the Optionee.

Private Placement.  The grant of the Stock Option is not intended to be a public offering of securities in the Optionee’s country of residence and/or employment but instead is intended to be a private placement.  As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Stock Option is not subject to the supervision of the local securities authorities.

Additional Acknowledgements.    The OPTIONEE also acknowledges and agrees to the following:

•    The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.

All decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company.

•    The future value of the Stock is unknown and cannot be predicted with certainty.

•    The Award and the Stock subject to the Award, and the income and value of same, are not part of normal or expected compensation or salary for any purpose and are not intended to replace any pension rights or compensation.

•    Optionee's participation in the Plan is voluntary.

•    No claim or entitlement to compensation or damages arises from the forfeiture of the Award on the Stock Option, the termination of the Plan, or the diminution in value of the Stock Option or Stock, and the Optionee irrevocably releases the Company, its Affiliates, the Administrator and their affiliates from any such claim that may arise.

•    The Award and the Stock subject to the Award, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

•    Unless otherwise agreed with the Company in writing, the Award and the Stock subject to the Award, and the income and value of same, are not granted as consideration for, or in connection with, any service Optionee may provide as a director of the Company or its Affiliates.

•    Neither the Company nor its Affiliates shall be liable for any foreign exchange rate fluctuation between Optionee's local currency and the U.S. Dollar that may affect the value of the Stock Option or Stock or of any amounts due to Optionee pursuant to the settlement of the Stock Option or the subsequent sale of Stock acquired upon settlement.

•    None of the Company, its Affiliates, nor the Administrator is providing any tax, legal or financial advice or making any recommendations regarding the Optionee’s participation in the Plan, the grant, vesting or settlement of the Optionee’s Stock Option, or the Optionee’s acquisition or sale of the Stock transferred upon exercise of the Stock Option.  The Optionee is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.

BELGIUM

Notifications

Exchange Control Information.  The Grantee is required to report any securities (e.g., Stock) or bank accounts opened and maintained outside Belgium on his or her annual tax return. In a separate report, certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened) must be provided to the Central Contact Point of the National Bank of Belgium.

GERMANY

Notifications

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If the Optionee uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of the Stock acquired under the Plan, the bank will make the report for the Optionee.

HONG KONG

Terms and Conditions

Warning:  The Stock Option and any Stock transferred pursuant to the exercise of the Stock Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates.  The Agreement, the Plan, and any rules, procedures, forms or other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong.  The Stock Option and any related documentation are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person.  If the Optionee is in any doubt about any of the contents of the Agreement, the Plan, or any rules, procedures or forms, the Optionee should obtain independent professional advice.

Exercise of Stock Option.  In the event that the Stock Option is settled within six months of the Grant Date, the Optionee agrees that the Optionee (or his / her beneficiary)  will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the Grant Date.

Wages.  The Stock Option and Shares underlying the Stock Option do not form part of the Optionee's wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.

NETHERLANDS

Notifications

Securities Law Information.  The Optionee should be aware of Dutch insider trading rules which may impact the sale of Stock issued to the Optionee upon exercise of the Stock Option.  In particular, the Optionee may be prohibited from effectuating certain transactions if the Optionee has inside information about the Company.  Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Insider information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price.  The insider could be any employee of a Affiliate in the Netherlands who has inside information as described herein.  Given the broad scope of the definition of inside information, certain employees working at the Company’s Affiliate in the Netherlands may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when they have such inside information.  If the Optionee is uncertain whether the insider-trading rules apply to the Optionee, the Optionee should consult his personal legal advisor.

SWITZERLAND

Notifications

Securities Law Information.  The Stock Option is not intended to be publicly offered in or from Switzerland.  Neither this document nor any other materials relating to the Plan (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations (ii) may be publicly distributed nor otherwise made publicly available in Switzerland or (iii) have been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Authority (FINMA).